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                                                                     EXHIBIT 2.4

                                        April 14, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger dated as of April 2, 1998, (the "Merger Agreement"), among Renaissance Worldwide, Inc. (the "Registrant"), Triad Data, Inc. a New York corporation, TDI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant, and Harley Lippman, which is an exhibit to the Registrant's Current Report on Form 8-K (the "Current Report") filed today with the Securities and Exchange Commission (the "Commission"). The Company hereby agrees to furnish to the Commission, upon request, a copy of any annex, schedule or exhibit to the Merger Agreement omitted from the copy of such agreement filed as an exhibit to the Current Report.


                                        Very truly yours,

                                        RENAISSANCE WORLDWIDE, INC.


                                        By: /s/ Richard L. Bugley
                                           _______________________________
                                           Richard L. Bugley
                                           Vice President and General Counsel